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                                                                    EXHIBIT 99.2
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                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                NOVA CORPORATION

                              CHURCH MERGER CORP.

                                      AND

                               PMT SERVICES, INC.

                           DATED AS OF JUNE 17, 1998


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                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER, is made, entered into and effective as of the 17th day of June, 1998 (this "Agreement"), among NOVA CORPORATION, a Georgia corporation ("Parent"), CHURCH MERGER CORP., a Tennessee corporation and a wholly-owned subsidiary of Parent ("Sub"), and PMT SERVICES, INC., a Tennessee corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                             W I T N E S S E T H:

  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company will be converted into shares of Parent Common Stock, par value $.01 per share ("Parent Common Stock");

  WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger, which is intended to be a "merger of equals," is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective shareholders;

  WHEREAS, each of Parent and Company has granted to the other an option to purchase up to 19.9% of its Common Stock, all pursuant to the Stock Option Agreements of even date herewith (collectively, the "Stock Option
Agreements").

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

  1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Tennessee Business Corporation Act (the "TBCA"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the TBCA.

  1.2 EFFECTIVE TIME. The Merger shall become effective when Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the TBCA, are filed with the Secretary of State of the State of Tennessee; provided, however, that, upon mutual consent of the Constituent Corporations, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger are filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Articles of Merger are filed or such later time established by the Articles of Merger. The filing of the Articles of Merger shall be made on the date of the "Closing" (as defined in Section 1.16).

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  1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in
Section 48-21-108 of the TBCA.

  1.4 CHARTER AND BYLAWS. At the Effective Time, the Amended and Restated Charter of the Company, as in effect immediately prior to the Effective Time, shall be the Charter of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Amended and Restated Charter of the Surviving Corporation or by applicable law. At the Effective Time, the board of directors and officers of the Surviving Corporation shall be comprised of the individuals identified on Schedule 1.4 attached hereto.

  1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company, or the holders of any securities of the Constituent Corporations:

    (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall cease to be outstanding and shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    (b) All shares of Company Common Stock that are held in the treasury of the Company or by any wholly-owned "Subsidiary" (as defined in Section 2.1) of the Company shall be canceled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

    (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b)) shall be converted into 0.715 (such number being the "Conversion Number") validly issued, fully paid and nonassessable shares of Parent Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive
  (i) any dividends and other distributions in accordance with Section 1.7,
  (ii) certificates representing the shares of Parent Common Stock into which such shares are converted, and (iii) any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor pursuant to Section 1.8 upon the surrender of such certificate in accordance with
  Section 1.6.

  1.6 PARENT TO MAKE CERTIFICATES AVAILABLE.

    (a) Exchange of Certificates. Parent shall authorize a commercial bank reasonably acceptable to the Company (or such other person or persons as shall be acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, (i) certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(c) in exchange for outstanding shares of Company Common Stock, and (ii) cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 1.5(c) out of the Exchange Fund. Except as contemplated by Sections 1.8 and 1.9, the Exchange Fund shall not be used for any other purpose.

    (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall be in customary form, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares).

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  Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, properly executed and duly executed in accordance with the instructions thereon, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share in accordance with Section 1.8, and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

  1.7 DIVIDENDS; TRANSFER TAXES; WITHHOLDING. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or that are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in
Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

  1.8 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Parent Common Stock (as reported in the NYSE Composite Transactions) on the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on the NYSE on such date, the first date of trading of shares of Parent Common Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent, and the Parent shall deposit such amount with the

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Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

  1.9 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former shareholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock, and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends, and/or distributions held in the Exchange Fund which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  1.10 ADJUSTMENT OF CONVERSION NUMBER. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities, any adjustment pursuant to Section 7.1(g) hereof, or any other dividend or distribution with respect to the Parent Common Stock other than normal quarterly cash dividends as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Conversion Number, and all references to the Conversion Number in this Agreement shall be deemed to be to the Conversion Number as so adjusted.

  1.11 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

  1.12 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

  1.13 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct (but consistent with the practices the Parent applies to its own shareholders), as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8, and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

  1.14 [INTENTIONALLY OMITTED.]

  1.15 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

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  1.16 CLOSING. The closing of the transactions contemplated by this Agreement
(the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Long Aldridge & Norman LLP at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived, or at such other time and place as Parent and the Company shall agree.

                                  ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

  Parent and Sub jointly and severally represent and warrant to the Company as follows:

  2.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and Tennessee, respectively, and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a "Material Adverse Effect" (as defined in this Section 2.1) on Parent. Except as set forth on Schedule 2.1, Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement, (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is materially adverse to the business, prospects, assets, liabilities, results of operation or financial condition of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

  2.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, without par value (the "Parent Preferred Stock"); provided, however, that if Parent's shareholders, at or prior to the "Parent Shareholder Meeting" (as defined in Section 5.1), approve an amendment to Parent's Articles of Incorporation which increases the authorized capital stock of Parent, then the authorized capital stock as of the Effective Time will be as so increased. At June 12, 1998 (except with respect to the representation and warranty made in subsection (v) below, which is made as of the date hereof), (i) 34,253,368 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal, (ii) no shares of Parent Common Stock were held in the treasury of Parent or by the Subsidiaries of Parent, (iii) 5,250,000 shares of Parent Common Stock originally were reserved for future issuance, and of such shares, 3,017,284 are reserved for future issuance as of June 12, 1998, pursuant to Parent's 1991 Employees' Stock Option and Stock Appreciation Rights Plan, as amended, the 1996 Employees' Stock Incentive Plan, as amended, and 1996 Directors' Stock Option Plan (collectively, the "Parent Option Plans"), (iv) 50,000 shares of Parent Common Stock were reserved for issuance pursuant to the Warrant Agreement between Parent and Kessler Financial Services, L.P. (the "Kessler Warrant"), and (v) 6,816,420 shares of Parent Common Stock were reserved for issuance pursuant to the Stock Option Agreement, of even date herewith, between Parent and Company (the "Parent Stock Option Agreement"). No shares of Parent Preferred Stock are outstanding. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly

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authorized, validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal. As of the date of this Agreement, except for (a) this Agreement, (b) the Kessler Warrant, (c) the Parent Stock Option Agreement, and (d) stock options covering not in excess of 2,526,496 shares of Parent Common Stock under the Parent Option Plans (collectively, the "Parent Options"), there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Since June 12, 1998, Parent has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth on Schedule 2.2, each such share is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth in Schedule 2.2, Exhibit 21 to Parent's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "SEC") (the "Parent Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

  2.3 AUTHORITY.

    (1) The respective Boards of Directors of Parent and Sub have, on or prior to the date of this Agreement at a meeting duly called and held and not subsequently rescinded or modified in any way, (i) unanimously adopted this Agreement in accordance with the Georgia Business Corporation Code (the "GBCC") and the TBCA, respectively, (ii) resolved to recommend the approval of this Agreement to their respective shareholders, (iii) directed that this Agreement be submitted to their respective shareholders for approval, (iv) (with respect to Parent) approved the amendment of its Articles of Incorporation, the amendment of its 1996 Employees' Stock Incentive Plan and any other amendments or actions necessary to consummate the Merger (collectively, the "Parent Amendments"), (v) (with respect to Parent) resolved to recommend the Parent Amendments to its shareholders, and (vi) (with respect to Parent) directed that the Parent Amendments be submitted to its shareholders for approval.

    (2) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the shareholders of Parent of this Agreement and the transactions contemplated hereby (including but not limited to the Parent Amendments) and the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to (x) approval by the shareholders of Parent of this Agreement and the transactions contemplated hereby, including without limitation, the Share Issuance and the Parent Amendments, and (y) the filing of appropriate Merger documents as required by the TBCA. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms. The Merger, the Share Issuance, the Parent Amendments, and the filing of a joint proxy statement and a registration statement on Form S-4 (or other appropriate form) with the SEC by Parent under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in the Merger and seeking approval of this Agreement, the transactions contemplated hereby, the Parent Amendments, and the Share Issuance by the shareholders of Parent (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors.

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  2.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this Section 2.4 have been obtained and all filings and obligations described in this Section 2.4 have been made, and except as set forth in Schedule 2.4 (including the required consents, approvals, authorizations and other actions identified therein), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or Bylaws of Parent, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (each, a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Tennessee and appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) such filings and consents as may be required under any state or foreign laws pertaining to debt collection, the issuance of payment instruments or money transmission, (vi) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, and (vii) such other consents, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or prevent the consummation of any of the transactions contemplated hereby.

  2.5 SEC DOCUMENTS AND OTHER REPORTS. Parent has filed all required documents, reports and schedules with the SEC since December 31, 1996 (collectively, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 2.5, the consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as set forth in Schedule 2.5, Parent has not, since December 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

  2.6 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement, the joint proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the "Shareholder Meetings" (as defined in
Section 5.1) or any other document filed with any other regulatory agency in connection herewith will: (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, the time of each of the Shareholder Meetings, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or, (iii) in the case of any other filing required by any regulatory agency in connection herewith, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Parent and the Company. The Registration Statement (except for portions thereof that relate only to the Company or any of its Subsidiaries) and the Joint Proxy Statement (except for portions thereof that relate only to the Company or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable.

  2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 2.7, since December 31, 1997: (A) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on Parent, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and Subsidiaries of Parent are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby, or the announcement thereof; (B) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Parent; (C) other than any indebtedness incurred by Parent after the date hereof as permitted by
Section 4.1(a)(vi), there has been no material change in the consolidated indebtedness of Parent and its Subsidiaries, and no dividend or distribution of any kind declared, paid or made by Parent on any class of its stock; and
(D) there has been no event causing a Material Adverse Effect on Parent, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and Subsidiaries of Parent are involved and which do not affect Parent in a manner materially disproportionate to the effect on the Company) and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof.

  2.8 PERMITS AND COMPLIANCE. Except as set forth on Item 2 of Schedule 2.8, each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the "Knowledge of Parent" (as defined in this Section 2.8), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in default or violation of (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation, (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, or (D) any provisions of the rules and regulations of VISA U.S.A., Inc., VISA International, Inc., MasterCard International, Inc. and any successor organizations or associations (collectively, the "Credit Card Associations"), except, in the case of clauses (A), (B), (C) and (D), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Except as disclosed in Schedule 2.8, as of the date hereof there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole. Except as set forth in Schedule 2.8, as of the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Set forth in Schedule 2.8 is a description of any material changes to the amount and terms of the indebtedness of the Parent and its Subsidiaries as described in the Parent Annual Report. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the individuals identified in Schedule 2.8.

  2.9 TAX MATTERS.

    (a) Tax Definitions. For purposes of this Agreement, the following definitions shall apply:

      (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which a party is required to pay, withhold or collect.

      (ii) The term "Return" or "Tax Return" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

    (b) Returns Filed and Taxes Paid. Except as otherwise disclosed in
  Schedule 2.9(b), or except as would not have a Material Adverse Effect on
  Parent: (i) all Returns required to be filed by or on behalf of Parent and each of its Subsidiaries have been duly filed on a timely basis and such Returns are correct, true, and complete; (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Parent or any of its Subsidiaries with respect to items or periods covered by such Returns or with respect to any taxable periods ending prior to the date of this Agreement; (iii) Parent and each of its Subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; and (iv) there are no liens on any of the assets of Parent or any of its Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable.

    (c) Tax Deficiencies; Audits; Statutes of Limitations. Except as otherwise disclosed in Schedule 2.9(c), or except as would not have a Material Adverse Effect on Parent: (i) neither the Returns of

  Parent nor any of its Subsidiaries have been audited by a government or taxing authority, nor is any such audit in process; (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid by it; (iii) neither Parent nor any of its Subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Parent or any of its Subsidiaries, or any of their respective assets; (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Parent or any of its Subsidiaries; and (v) Parent and each of its Subsidiaries have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

    (d) Tax Sharing Agreements. Except as otherwise disclosed in Schedule 2.9(d), neither Parent nor any of its Subsidiaries are a party to any tax sharing agreement, and (i) the Parent has never been a party to a tax sharing agreement, and (ii) to the Knowledge of Parent, none of its Subsidiaries has ever been a party to any tax sharing agreement.

  2.10 ACTIONS AND PROCEEDINGS. Except as set forth in Schedule 2.10, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or shareholders of Parent or any of its Subsidiaries, as such, any of its or their properties, assets or business or any "Parent Plan" (as defined in Section 2.13) or any fiduciary, agent or consultant of any Parent Plan that, individually or in the aggregate, would have a Material Adverse Effect on Parent. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or shareholders, as such, any of its or their properties, assets or business or any Parent Plan or any fiduciary, agent or consultant of any Parent Plan that, individually or in the aggregate, would have a Material Adverse Effect on Parent. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or shareholders, as such, or any of its or their properties, assets or business or any Parent Plan or any fiduciary, agent or consultant of any Parent Plan relating to the transactions contemplated by this Agreement.

  2.11 [INTENTIONALLY OMITTED].

  2.12 CERTAIN AGREEMENTS. As of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any "Plan" (as defined in this Section 2.12), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. For purposes of this Agreement, "Plan" shall mean, with respect to an entity, all present and prior (including terminated and transferred) plans, programs, agreements, arrangements, commitments and/or methods of contribution or compensation whether formal or informal, oral or written, whether funded or unfunded, and whether legally binding or not, which provides any remuneration or benefits to, or covers any current or former employee of such entity or any other individual who provides services to such entity (including, but not limited to, any shareholder, officer, director, employee or consultant of such entity), or any spouse, child or other dependent of such current or former employee or individual, or which is sponsored, maintained, adopted or contributed to (in whole or in part) by such entity, and includes, but is not limited to, pension, retirement, profit sharing, stock bonus, nonqualified deferred compensation, disability, medical, dental, workers' compensation, health, life insurance, cafeteria, medical reimbursement, dependent care assistance, incentive, bonus, restricted stock, stock purchase, or stock option plans. No holder of any option to purchase shares of Parent Common Stock, or shares of Parent Common Stock granted in connection with the performance of services for Parent or its Subsidiaries, is or will be entitled to receive cash from Parent or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

  2.13 ERISA.

    (a) With respect to each Plan of Parent or any "ERISA Affiliate" (as defined in this Section 2.13) of Parent, Parent has made available to Company a true and correct copy of (i) the most recent annual report (Form
  5500) filed with the Internal Revenue Service (the "IRS"), (ii) the plan documents of such Plan, (iii) each trust agreement, insurance contract or administration agreement relating to such Plan, (iv) the most recent summary plan description for each Plan for which a summary plan description is required or the most recent employee communication explanation for each other Plan, (v) the most recent actuarial report or valuation relating to a Plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Plan intended to be qualified under section 401(a) of the Code. Each Plan of Parent or any ERISA Affiliate of Parent complies in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any "Parent Plan" (as defined in this Section 2.13), (ii) neither Parent nor any of its ERISA Affiliates has withdrawn (or partially withdrawn) from any Parent Plan or "Parent Multiemployer Plan" (as defined in this Section 2.13) or instituted, or is currently considering taking, any action to do so, and (iii) no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA. No Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. To the best Knowledge of Parent, no Parent Plan has engaged in a prohibited transaction with a fiduciary or party-in-interest within the meaning of Section 4975 of the Code or Section 406 of ERISA, unless a statutory exception exists for such transaction.

    (b) With respect to the Plans of Parent or any ERISA Affiliate of Parent, no event has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any ERISA Affiliate of Parent could be subject to any liability under the terms of such Plans, ERISA, the Code, any contract or document relating to such Plans, or any other applicable law, which would have a Material Adverse Effect on Parent. All Parent Plans that are intended to be qualified under
  Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, or a timely (within the meaning of Section 401(b) of the Code) application for such determination is now pending, and Parent is not aware of any reason why any such Parent Plan is not so qualified in operation. Neither Parent nor any of its ERISA Affiliates has been notified by any Parent Multiemployer Plan that such Parent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Parent Multiemployer Plan intends to terminate or has been terminated under
  Section 4041A of ERISA. Neither Parent nor any of its ERISA Affiliates has any liability or obligation under any Plan or other contract or agreement to provide benefits after termination of employment to any employee or dependent of an employee other than as required by ERISA or as disclosed in the Parent Annual Report. As used herein, (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Parent Multiemployer Plan)) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability, and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability. With respect to any Parent Plan which is subject to Title IV of ERISA, the fair market value of the assets of such Plan are currently (and are expected to be as of the Effective Time) greater than or equal to the present value of all "benefit liabilities" (within the meaning of Section 4001(a)(6) of ERISA) of such Parent Plan.

    (c) Parent has made available to the Company true and complete (i) copies of all severance and employment agreements with officers of Parent and each ERISA Affiliate of Parent, (ii) copies of all severance programs and policies of Parent with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Parent with or relating to its employees which contain change of control or similar provisions. "ERISA Affiliate" means, with respect to a person, any trade or business (whether or not incorporated) which would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

  2.14 COMPLIANCE WITH CERTAIN LAWS. The properties, assets and operations of Parent and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent. The term "hazardous materials" shall mean those substances that are regulated by, or form the basis for liability under, any applicable Environmental Laws.

  2.15 LIABILITIES. Except as set forth in Schedule 2.15 or except as fully reflected or reserved against in the financial statements included in the Parent Annual Report, or disclosed in the footnotes thereto, Parent and its Subsidiaries had no liabilities (including, without limitation, tax liabilities) at the date of such financial statements, absolute or contingent, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, and had no liabilities (including, without limitation, tax liabilities) that were not incurred in the ordinary course of business. Except as so reflected, reserved or disclosed, Parent and its Subsidiaries have no commitments, other than any commitments which, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

  2.16 LABOR MATTERS. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Parent. Parent and all of its Subsidiaries are in compliance with all federal and state laws respecting employment and employment practices, immigration, terms and conditions of employment, and wages and hours, except where such noncompliance would not have a Material Adverse Effect on Parent. With respect to the employees of Parent and/or its Subsidiaries, to the Knowledge of Parent, no event has occurred and there exists no condition or set of circumstances in connection with which Parent or any of its Subsidiaries or any ERISA Affiliate of Parent could be subject to any liability under any federal or state law handicap or disability discrimination law, any federal, state or local fair employment practices or nondiscrimination act, or any other applicable law which would have a Material Adverse Effect on Parent.

  2.17 INTELLECTUAL PROPERTY. Parent and its Subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

  2.18 POOLING OF INTERESTS; REORGANIZATION. To the Knowledge of Parent, neither Parent, any of its Subsidiaries, nor any of its directors or officers has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  2.19 REQUIRED VOTE OF PARENT SHAREHOLDERS. Except with respect to the Share Issuance and the amendment of Parent's 1996 Employee Stock Incentive Plan, as amended (the "1996 Plan"), the affirmative vote of a majority of the votes entitled to be cast is required to approve this Agreement and the transactions contemplated hereby, including without limitation the amendment of Parent's Articles of Incorporation. The affirmative vote of the holders of a majority of shares represented and entitled to vote on such amendment is required for the amendment of the 1996 Plan, provided that a quorum is present at the meeting at which such amendment is voted upon. The affirmative vote of a majority of votes cast on a proposal in a proxy bearing on the Share Issuance, in which the total vote cast on the Share Issuance represents over fifty percent (50%) in interest of all securities entitled to vote on the proposal, is required to approve the Share Issuance (the required shareholder votes referred to in this sentence and two preceding sentences are collectively referred to herein as the "Parent Required Vote"). Except for the vote of Parent's shareholders approving this Agreement, the transactions contemplated hereby, the Share Issuance, the amendment to Parent's Articles of Incorporation which increases the authorized capital stock of Parent, and the amendment of the 1996 Plan, no other vote of the shareholders of Parent is required by law, the Articles of Incorporation or Bylaws of Parent or otherwise in order for Parent to consummate the Share Issuance, the Merger and the transactions contemplated hereby.

  2.20 OPERATIONS OF SUB. Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

  2.21 BROKERS. No broker, investment banker or other person, other than Salomon Smith Barney, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

  2.22 OPINION OF FINANCIAL ADVISOR. Parent has received the opinion of Salomon Smith Barney dated as of the date hereof (which opinion is written or, if initially given verbally, shall immediately hereafter be memorialized in a written opinion to be delivered to Parent), to the effect that, as of the date hereof, the Conversion Number is fair to Parent's shareholders from a financial point of view (the "Parent Fairness Opinion").

  2.23 STATE TAKEOVER STATUTES. The Board of Directors of Parent has, to the extent such statutes are applicable, (a) taken all action necessary to exempt the Company, its Subsidiaries and "Affiliates" (as defined in this Section 2.23), the Merger, this Agreement and the transactions contemplated hereby from Sections 14-2-1110 through 14-2-1133 of the GBCC and (b) taken all action necessary to satisfy the provisions of Sections 14-2-1110 through 14-2-1133 of the GBCC. To the Knowledge of Parent, no other state takeover statutes are applicable to the Merger, this Agreement and the transactions contemplated hereby. For purposes of this Section 2.23 and Section 3.19, an "Affiliate" of a party means any person or entity controlling, controlled by, or under common control with such party. For the purposes of this definition, "control" shall mean, as to any entity, the power to direct or cause the direction of the management and policies of such entity through (i) control of a majority of the members of the Board of Directors of such entity, or (ii) ownership of fifty percent (50%) or more of the total outstanding voting securities of such entity. "Controlling" and "controlled" shall have a correlative meaning.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to Parent and Sub as follows:

  3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

  3.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock"). At the close of business on June 12, 1998 (except with respect to the representation and warranty in subsection (v) below which is made as of the date hereof), (i) 48,911,724 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal, (ii) no shares of Company Common Stock were held in the treasury of the Company or by the Subsidiaries of the Company, (iii) 5,145,000 shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1994 Incentive Stock Plan, as amended and restated, 1994 Non-Employee Director Stock Option Plan, as amended and restated, 1997 Executive Stock Incentive Plan, the 1997 Non-Qualified Stock Option Plan, and the Non-Employee Director Restricted Stock Award Plan (collectively, the "Company Stock Option Plans"), (iv) 10,000 shares of Company Common Stock, in the aggregate, were reserved for issuance pursuant to Stock Purchase Warrants issued to each of Fred Armstrong and David Ford in connection with an acquisition by the Company of a merchant portfolio (collectively, the "Company Warrants"), and (v) 9,733,433 shares of Company Common Stock were reserved for issuance pursuant to the Stock Option Agreement, of even date herewith, between the Company and Parent (the "Company Stock Option Agreement"). No shares of Company Preferred Stock are outstanding. As of the date of this Agreement, except for (a) stock options covering not in excess of 3,090,873 shares of Company Common Stock under the Company Stock Option Plans (collectively, the "Company Options"), (b) the Company Warrants or (c) the Company Stock Option Agreement, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Since June 12, 1998, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the "Company SEC Documents" (as defined in Section 3.5) or
Schedule 3.2, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Except as disclosed in Schedule 3.2, Exhibit 21.1 to the Company's Annual Report on Form 10-K, as amended, for the year ended July 31, 1997, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

  3.3 AUTHORITY.

    (a) The Board of Directors of the Company has on or prior to the date of this Agreement at a meeting duly called and held and not subsequently rescinded or modified in any way (i) unanimously adopted this Agreement in accordance with the TBCA, (ii) resolved to recommend the approval of this Agreement to the Company's shareholders and (iii) directed that this Agreement be submitted to the Company's shareholders for approval.

    (b) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the shareholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval of this Agreement by the shareholders of the Company and (y) the filing of appropriate Merger documents as required by the TBCA. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Merger, the transactions contemplated hereby, the filing of the Joint Proxy Statement, and the inclusion of other necessary materials in the Registration Statement, with the SEC has been duly authorized by the Company's Board of Directors.

  3.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, and except as set forth in Schedule 3.4 (including the required consents, approvals, authorizations and other actions identified therein), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Amended and Restated Charter or Bylaws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii),
(iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Tennessee and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement,
(iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (v) such filings and consents as may be required under any state or foreign laws pertaining to debt collection, the issuance of payment instruments or money transmission, (vi) applicable requirements, if any, of Blue Sky Laws and the Nasdaq National Market, and
(vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent the consummation of any of the transactions contemplated hereby.

  3.5 SEC DOCUMENTS AND OTHER REPORTS. The Company has filed all required documents, reports and schedules with the SEC since December 31, 1996 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3.5, the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in Schedule 3.5, the Company has not, since July 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

  3.6 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement, the Joint Proxy Statement or any other document filed with any other regulatory agency in connection herewith, will: (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, the time of each of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or (iii) in the case of any other filing required by any regulatory agency in connection herewith, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, information concerning such event shall be supplied by the Company to Parent and its representatives in connection with their preparation and prompt filing with the SEC of an appropriate amendment or supplement and, as required by law, disseminated to the shareholders of the Company. The Joint Proxy Statement (except for portions thereof that relate only to Parent or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act.

  3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Schedule 3.7, since July 31, 1997, (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and Subsidiaries of the Company are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company; (C) other than any indebtedness incurred by the Company after the date hereof as permitted by Section 4.1(b)(vi), there has been no material change in the consolidated indebtedness of the Company and its Subsidiaries, and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock; and (D) there has been no event causing a Material Adverse Effect on the Company, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and Subsidiaries of the Company are involved and which do not affect the Company in a manner materially disproportionate to the effect on Parent) and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof.

  3.8 PERMITS AND COMPLIANCE. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the "Knowledge of the Company" (as defined in this Section 3.8), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on Company. Neither the Company nor any of its Subsidiaries is in default or violation of (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation, (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, or (D) any provisions of the rules and regulations of the Credit Card Associations, except, in the case of clauses (A), (B), (C), or
(D) for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.8, as of the date hereof there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Except as set forth in Schedule 3.8, as of the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Set forth in Schedule 3.8 is a description of any material changes to the amount and terms of the indebtedness of the Company and its Subsidiaries as described in the Company Annual Report. "Knowledge of the Company" means the actual knowledge of the individuals identified in Schedule 3.8.

  3.9 TAX RETURNS.

    (a) Returns Filed and Taxes Paid. Except as otherwise disclosed in
  Schedule 3.9(a), or except as would not have a Material Adverse Effect on the Company: (i) all Returns required to be filed by or on behalf of the Company and each of its Subsidiaries have been duly filed on a timely basis and such Returns are correct, true, and complete; (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company or any of its Subsidiaries with respect to items or periods covered by such Returns or with respect to any taxable periods ending prior to the date of this Agreement; (iii) the Company and each of its Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; and (iv) there are no liens on any of the assets of the Company or any of its Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable.

    (b) Tax Deficiencies; Audits; Statutes of Limitations. Except as otherwise disclosed in Schedule 3.9(b), or except as would not have a Material Adverse Effect on the Company: (i) neither the Returns of the Company nor any of its Subsidiaries have been audited by a government or taxing authority, nor is any such audit in process; (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Company or any of its

  Subsidiaries, and neither the Company nor any of its Subsidiaries has received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid by it; (iii) neither the Company nor any of its Subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Company or any of its Subsidiaries, or any of their respective assets; (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company or any of its Subsidiaries; and (v) the Company and each of its Subsidiaries have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

    (c) Tax Sharing Agreements. Except as otherwise disclosed in Schedule 3.9(c), neither the Company nor any of its Subsidiaries are a party to any tax sharing agreement, and (i) the Company has never been a party to a tax sharing agreement, and (ii) to the Knowledge of the Company, none of its Subsidiaries has ever been a party to any tax sharing agreement.

  3.10 ACTIONS AND PROCEEDINGS. Except as set forth in Schedule 3.10, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or shareholders of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any "Company Plan" (as defined in Section 3.13) or any fiduciary, agent or consultant of any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or shareholders, as such, or any of its or their properties, assets or business or any Company Plan or any fiduciary, agent or consultant of any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or shareholders, as such, or any of its or their properties, assets or business or any Company Plan or any fiduciary, agent or consultant of any Company Plan relating to the transactions contemplated by this Agreement.

  3.11 [INTENTIONALLY OMITTED].

  3.12 CERTAIN AGREEMENTS. Except as set forth in Schedule 3.12, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any agreement or Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

  3.13 ERISA.

    (a) With respect to each Plan of the Company or any ERISA Affiliate of the Company, the Company has made available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) the plan documents of such Plan,
  (iii) each trust agreement, insurance contract or administration agreement relating to such Plan, (iv) the most recent summary plan description for each Plan for which a summary plan description is required or the most recent employee communication explanation for each other Plan, (v) the most recent actuarial report or valuation relating to a Plan subject to Title IV of ERISA, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Plan intended to be qualified under section 401(a) of the Code. Each Plan of the Company or any ERISA Affiliate of the Company complies in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any "Company Plan" (as defined in this Section 3.13), (ii) neither the Company nor any of its ERISA Affiliates has withdrawn (or partially withdrawn) from any Company Plan or "Company Multiemployer Plan" (as defined in this
  Section 3.13) or instituted, or is currently considering taking, any action to do so, and (iii) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. To the best Knowledge of the Company, no Company Plan has engaged in a prohibited transaction with a fiduciary or party-in-interest within the meaning of Section 4975 of the Code or Section 406 of ERISA, unless a statutory exception exists for such transaction.

    (b) With respect to the Plans of the Company or any ERISA Affiliate of the Company, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate of the Company could be subject to any liability under the terms of such Plans, ERISA, the Code, any contract or document relating to such Plans, or any other applicable law, which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, or a timely (within the meaning of Section 401(b) of the Code) application for such determination is now pending, and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Neither the Company nor any of its ERISA Affiliates has any liability or obligation under any Plan or other contract or agreement to provide benefits after termination of employment to any employee or dependent of an employee other than as required by ERISA or as disclosed in the Company Annual Report. As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability. With respect to any Company Plan which is subject to Title IV of ERISA, the fair market value of the assets of such Plan are currently (and are expected to be as of the Effective Time) greater than or equal to the present value of all "benefit liabilities" (within the meaning of Section 4001(a)(6) of ERISA) of such Company Plan.

    (c) The Company has made available to Parent true and complete (i) copies of all severance and employment agreements with officers of the Company and each ERISA Affiliate of the Company, (ii) copies of all severance programs and policies of the Company with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control or similar provisions.

  3.14 COMPLIANCE WITH CERTAIN LAWS. The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

  3.15 LIABILITIES. Except as fully reflected or reserved against in the financial statements included in the Company Annual Report, or disclosed in the footnotes thereto, the Company and its Subsidiaries had no liabilities (including, without limitation, tax liabilities) at the date of such financial statements, absolute or contingent, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, and had no liabilities (including, without limitation, tax liabilities) that were not incurred in the ordinary course of business. Except as so reflected, reserved or disclosed, the Company and its Subsidiaries have no commitments, other than any commitments which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

  3.16 LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Company, threatened against or affecting Company or any of its Subsidiaries which may interfere with the respective business activities of Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Company. The Company and all of its Subsidiaries are in compliance with all federal and state laws respecting employment and employment practices, immigration, terms and conditions of employment, and wages and hours, except where noncompliance would not have a Material Adverse Effect on the Company. With respect to the employees of Company and/or its Subsidiaries, to the Knowledge of Company, no event has occurred and there exists no condition or set of circumstances in connection with which Company, or any of its Subsidiaries or any ERISA Affiliate of Company could be subject to any liability under any federal or state law handicap or disability discrimination law, any federal, state or local fair employment practices or nondiscrimination act, or any other applicable law which would have a Material Adverse Effect on Company.

  3.17 INTELLECTUAL PROPERTY. The Company and its Subsidiaries have all Intellectual Property Rights as are necessary in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

  3.18 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of BT Alex. Brown Incorporated, dated the date hereof (which opinion is written or, if initially given verbally, shall immediately hereafter be memorialized in a written opinion to be delivered to Company), to the effect that, as of the date hereof, the Conversion Number is fair to the Company's shareholders from a financial point of view (the "Company Fairness Opinion").

  3.19 STATE TAKEOVER STATUTES. The Board of Directors of the Company has, to the extent such statutes are applicable, (a) taken all action necessary to exempt Parent, its Subsidiaries and Affiliates, the Merger, this Agreement and the transactions contemplated hereby from Sections 48-103-101 through 48-103-505 of the TBCA and (b) taken all action necessary to satisfy the provisions of Sections 48-103-101 through 48-103-505 of the TBCA. To the Knowledge of the Company, no other state takeover statutes are applicable to the Merger, this Agreement and the transactions contemplated hereby.

  3.20 REQUIRED VOTE OF COMPANY SHAREHOLDERS. The affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock is required to approve this Agreement (the "Company Required Vote"). No other vote of the shareholders of the Company is required by law, the Amended and Restated Charter or Bylaws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

  3.21 POOLING OF INTERESTS; REORGANIZATION. To the Knowledge of the Company, neither it, any of its Subsidiaries, nor any of its directors or officers has
(i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  3.22 BROKERS. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement, other than BT Alex. Brown Incorporated, and Bear, Stearns & Co. Inc., based upon arrangements made by or on behalf of the Company.

  3.23 EMPLOYMENT AGREEMENTS. Each of Richardson M. Roberts and Gregory S. Daily has executed an employment agreement with Parent, such employment agreements to be effective and deemed delivered only upon the Effective Time.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  4.1 CONDUCT OF BUSINESS PENDING THE MERGER.

    (a) Actions by Parent. Except as expressly permitted by clauses (i) through (xiii) of this Section 4.1(a), during the period from the date of this Agreement through the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company, which consent for purposes of Section 4.1(a)(iv), may not be unreasonably withheld or delayed:

      (i)(A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by Subsidiaries), (B) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) subject to the limitations of Section 4.4 and 5.9(b), purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

      (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Parent Common Stock upon the exercise of Parent Options outstanding on the date of this Agreement in accordance with their current terms, (B) the issuance of shares of Parent Common Stock in connection with acquisitions permitted pursuant to clause (iv) of this paragraph (a); and (C) the issuance by any wholly-owned Subsidiary of Parent of its capital stock to Parent or another wholly-owned Subsidiary of Parent;

      (iii) amend its Articles of Incorporation or Bylaws; provided, however, that Parent may amend its Articles of Incorporation to increase its authorized capital stock to 100,000,000 authorized shares of Parent Common Stock (as referenced in Section 2.2 hereof);

      (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, except those transactions in the ordinary course of business which Parent or any of its Subsidiaries is obligated to consummate, and the consideration for which consists solely of cash, pursuant to agreements to which Parent or any of its Subsidiaries is a party in effect as of the date hereof;

      (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to Parent and its Subsidiaries taken as a whole;

      (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practice and (B) indebtedness, loans, advances, capital contributions and investments between Parent and any of its Subsidiaries or between any of such Subsidiaries;

      (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Parent or any Subsidiary;

      (viii) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Parent Plan or employment or consulting agreement, other than as required by law or by this Agreement;

      (ix) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of Parent or any of its Subsidiaries who are not officers of Parent or any of its Subsidiaries, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of Parent or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

      (x) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

      (xi) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

      (xii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

      (xiii) authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

    (b) Actions by the Company. Except as expressly permitted by clauses (i) through (xiii) of this Section 4.1(b), during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent, which consent, for purposes of Section 4.1(b)(iv), may not be unreasonably withheld or delayed:

      (i)(A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by Subsidiaries), (B) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) subject to the limitations set forth in Sections 4.4 and 5.9(b), purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

      (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding on the date of this Agreement in accordance with their current terms, (B) the issuance of shares of Company Common Stock in connection with acquisitions permitted pursuant to clause (iv) of this paragraph (b), and (C) the issuance by any wholly-owned Subsidiary of the Company of its capital stock to the Company or another wholly-owned Subsidiary of the Company;

      (iii) amend its Charter or Bylaws;

      (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, except those transactions in the ordinary course of business which the Company or any of its Subsidiaries is obligated to consummate, and the consideration for which consists solely of cash, pursuant to agreements to which the Company or any of its Subsidiaries is a party in effect as of the date hereof;

      (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

      (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practices and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its Subsidiaries or between any of such Subsidiaries;

      (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

      (viii) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, other than as required by law;

      (ix) except as set forth in Schedule 4.1(b)(ix), increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

      (x) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

      (xi) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

      (xii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

      (xiii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

  4.2 NO SOLICITATION.

    (a) The Company agrees that, from and after the date hereof, it shall not, and shall not cause, authorize or permit its Subsidiaries or any of its officers, directors, agents, attorneys, accountants, advisors, affiliates and other representatives, or those of any of its Subsidiaries to, solicit, participate in, or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions or negotiations with, any person relating to, any "Company Takeover Proposal" (as such term is defined in Section 4.2(c)); provided, however, that the Company may engage in discussions or negotiations with, or furnish information concerning the Company and its Subsidiaries, business, properties or assets to, any third party which makes a Company Takeover Proposal if the Board of Directors of the Company concludes in good faith on the basis of the advice of its outside legal counsel (who may be its regularly engaged outside legal counsel) that the failure to take such action would violate the fiduciary obligations of such Board under applicable law. The Company shall promptly (within 24 hours) advise Parent following the receipt by the Company of any Company Takeover Proposal and the material terms thereof (including the identity of the person making such Company Takeover Proposal), and advise Parent of any developments with respect to such Company Takeover Proposal immediately upon the occurrence thereof.

    (b) Parent agrees that, from and after the date hereof, it shall not, and shall not cause, authorize or permit its Subsidiaries or any of its officers, directors, agents, attorneys, accountants, advisors, affiliates and other representatives, or those of any of its Subsidiaries to, solicit, participate in, or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions or negotiations with, any person relating to, any "Parent Takeover Proposal" (as such term is defined in Section 4.2(d)); provided, however, that Parent may engage in discussions or negotiations with, or furnish information concerning Parent and its Subsidiaries, business, properties or assets to, any third party which makes a Parent Takeover Proposal if the Board of Directors of Parent concludes in good faith on the basis of the advice of its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would violate the fiduciary obligations of such Board under applicable law. Parent shall promptly (within 24 hours) advise the Company following the receipt by Parent of any Parent Takeover Proposal and the material terms thereof (including the identity of the person making such Parent Takeover Proposal), and advise the Company of any developments with respect to such Parent Takeover Proposal immediately upon the occurrence thereof.

    (c) "Company Takeover Proposal" means any tender offer or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than by the transactions contemplated under, or otherwise permitted by, this Agreement.

    (d) "Parent Takeover Proposal" means any tender offer or exchange offer, proposal for a merger, consolidation or other business combination involving Parent or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Parent or any of its Subsidiaries, other than by the transactions contemplated under, or otherwise permitted by, this Agreement.

  4.3 THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, neither Parent nor the Company shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which such party or any of its Subsidiaries is a party (other than any involving the other party hereto). During such period, Parent and the Company agree to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

  4.4 POOLING OF INTERESTS; REORGANIZATION. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries (or Affiliates over which each has control) shall (a) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Between the date of this Agreement and the Effective Time, Parent and the Company each shall take all reasonable actions necessary to cause the characterization of the Merger as a pooling of interests for accounting purposes (it being agreed that such actions will include, if necessary, in the case of Parent, the sale or transfer for fair value of all shares of Parent Common Stock that currently are treasury shares). Following the Effective Time, neither Parent nor the Company shall knowingly take any action, or fail to take any action, that would jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes.

  4.5 NO PURCHASE OF SECURITIES; OTHER ACTIONS.

    (a) Except as provided in this Agreement or pursuant to the Stock Option Agreements of even date herewith, during the period from the date of this Agreement through the earlier of (aa) the Effective Time, or (bb) the termination of this Agreement, neither Parent nor any of its Subsidiaries will, in any manner, (i) acquire, or offer to acquire, any equity securities of the Company (including options to acquire securities), (ii) acquire, or offer to acquire, any assets of the Company, or (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, the Board of Directors or the policies of the Company. Neither Parent nor any of its Subsidiaries will initiate any request for any waiver of the foregoing provisions or any consent to any action which otherwise would be prohibited thereby and may request such a waiver or consent only if the Company has initiated such request in writing prior thereto.

    (b) Except as provided in this Agreement or pursuant to the Stock Option Agreements of even date herewith, during the period from the date of this Agreement through the earlier of (aa) the Effective Time, or (bb) the termination of this Agreement, neither Company nor any of its Subsidiaries will, in any manner, (i) acquire, or offer to acquire, any equity securities of Parent (including options to acquire securities),
  (ii) acquire, or offer to acquire, any assets of Parent, or (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, the Board of Directors or the policies of Parent. Neither the Company nor any of its Subsidiaries will initiate any request for any waiver of the foregoing provisions or any consent to any action which otherwise would be prohibited thereby and may request such a waiver or consent only if Parent has initiated such request in writing prior thereto.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

  5.1 SHAREHOLDER MEETINGS.

    (a) The Company and Parent each shall duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders (respectively, the "Company Shareholder Meeting" and the "Parent Shareholder Meeting" and, collectively, the "Shareholder Meetings") to be held as promptly as practicable after the effective date of the Registration Statement for the purpose of considering, voting upon, and obtaining the Parent Required Vote and the Company Required Vote with respect to the approval of this Agreement, the transactions contemplated hereby and, in the case of Parent, for the additional purposes of considering and voting upon the Share Issuance and the Parent Amendments. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

    (b) The Company and Parent shall take all lawful action to solicit the adoption of this Agreement by the Company Required Vote and the Parent Required Vote, respectively. Further, the Parent and Company will, through their respective Boards of Directors, recommend to their respective shareholders approval of the matters described in Section 5.1(a) above to the effects set forth in Section 2.3(a) (with respect to Parent, the "Parent Recommendation")) and 3.3(a) (with respect to Company, the "Company Recommendation")) and shall not withdraw, rescind, modify, or materially qualify in any adverse manner, or take any action or make any statement in connection with its Shareholders Meeting materially inconsistent with such recommendation (an "Adverse Change in Recommendation"); provided, however, that a Board of Directors shall not be required to make such recommendation or solicit the adoption of this Agreement by the Company Required Vote or the Parent Required Vote, as the case may be, and shall be entitled to make an Adverse Change in Recommendation, if such Board concludes in good faith on the basis of the advice of its outside legal counsel (who may be its regularly engaged outside legal counsel) that the making of such recommendation, or the failure to make an Adverse Change in Recommendation, would violate the fiduciary obligations of such Board under applicable law. The parties acknowledge and agree that in no event will the exercise by a party of the provisions of this Section 5.1(b) (allowing such party, for instance, under certain specified circumstances and acting through its Board of Directors, to withdraw, rescind, modify, or materially qualify in any adverse manner its recommendation) excuse or relieve such party of its obligation to hold its Shareholder Meeting as provided in Section 5.1(a) above.

  5.2 PREPARATION OF THE REGISTRATION STATEMENT AND THE JOINT PROXY
STATEMENT. The Company and Parent shall promptly prepare the Joint Proxy Statement and Parent shall promptly prepare the Registration Statement, in which the Joint Proxy Statement will be included, and Parent and Company shall promptly thereafter file the Registration Statement and Joint Proxy Statement. Each of Parent and the Company shall use its reasonable best efforts to cause its financial advisor to reconfirm and reissue, as of the date of mailing of the Joint Proxy Statement, the Parent Fairness Opinion and the Company Fairness Opinion, respectively, for inclusion and reference in the Joint Proxy Statement; provided, however, that in no event shall the reconfirmation and reissuance of either the Parent Fairness Opinion or the Company Fairness Opinion be a condition precedent to the obligations set forth in Section 5.1 above or a condition precedent to the mailing of the Joint Proxy Statement. Further, in no event shall the reconfirmation or reissuance, at whatever date, of the Parent Fairness Opinion or the Company Fairness Opinion, as the case may be, constitute a condition precedent to Closing. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Joint Proxy Statement to its shareholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No amendment or supplement to the Joint Proxy Statement or the

Registration Statement will be made by Parent or the Company without the prior approval of the other party. Further, to the extent any such amendments or supplements are required and consented to by each of Parent and the Company, Parent or the Company, as the case may be, shall promptly prepare and file such amendement or supplement, as the case may be. Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

  5.3 EMPLOYEE BENEFITS MATTERS. Exhibit 5.3 hereto sets forth certain agreements among the parties hereto with respect to employee benefit matters and is incorporated herein by reference.

  5.4 ACCESS TO INFORMATION. Subject to currently existing contractual and legal restrictions applicable to Parent or to the Company or any of their Subsidiaries, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent or the Company pursuant to this Section 5.4 shall be kept confidential in accordance with that certain Mutual Non-Disclosure Agreement dated May 29, 1998 between Parent and the Company (the "Non-Disclosure Agreement").

  5.5 COMPLIANCE WITH THE SECURITIES ACT; POOLING PERIOD.

    (a) Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Company Shareholder Meeting, in the Company's reasonable judgment, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 promulgated under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement, in substantially the form of Exhibit 5.5(a) hereto. Parent shall publish, in a manner that satisfies the "publication" requirements under applicable SEC rules or accounting releases, financial results (including combined sales and net income) covering at least 30 days of post-Merger operations no later than 60 days following the first quarter-end that is at least 30 days after the Effective Time. The period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Merger financial results is referred to herein as the "Pooling Period."

    (b) Prior to the Effective Time, Parent shall deliver to the Company a list (reasonably satisfactory to counsel to the Company) identifying those persons who may be, in Parent's reasonable judgment, at the time of the Parent Shareholder Meeting, affiliates of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Parent shall use its reasonable best efforts to deliver or cause to be delivered to the Company, prior to the Effective Time, a written agreement in substantially the form of Exhibit 5.5(b) hereto, executed by each of such persons identified in the foregoing list.

    (c) At the Effective Time, Parent and the persons listed on Schedule 5.5(c) shall have executed and delivered a Registration Rights Agreement in the form attached as Exhibit 5.5(c).

  5.6 STOCK EXCHANGE LISTINGS. Parent shall obtain approval for the listing of the shares of Parent Common Stock to be issued in connection with the Merger.

  5.7 FEES AND EXPENSES. Except as provided in this Section 5.7, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and filing fees shall be divided equally between Parent and the Company.

  5.8 COMPANY OPTIONS; STOCK PURCHASE PLAN.

    (a) At the Effective Time, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, each "Company Option" will be assumed or substituted by Parent in such manner that Parent (i) is a corporation "issuing or assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424(a) of the Code or (ii) Parent, to the extent that Section 424 of the Code does not apply to any such Company Options, would be such a corporation were Section 424 of the Code applicable to such Company Options. At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, the Parent or the holder of any Company Option, each Company Option will be automatically converted into a Parent Option to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased (assuming full vesting) under such Company Option multiplied by the Conversion Number (rounded to the nearest whole number of shares of Parent Common Stock) at a price per share of Parent Common Stock equal to the per share option exercise price specified in the Company Option divided by the Conversion Number (rounded to the nearest whole cent). Each such Parent Option shall contain terms and provisions which are substantially similar to those terms, conditions and provisions contained in the original Company Option, except that references to the Company in such Company Option will be deemed to refer to Parent and the date of grant of the Parent Option for purposes of interpretation for terms, conditions and provisions in the new Parent Option shall be deemed to be the date of grant of such Company Option. For Federal income tax purposes, the date of grant of the substituted Parent Option shall be the date on which the corresponding Company Option was granted. At the Effective Time, for purposes of interpretation of such new Parent Options, (i) all references in any stock option plan of the Company shall be deemed to refer to Parent;
  (ii) any stock option plan of the Company which governs a Company Option shall continue to govern the Parent Option substituted therefor; and (iii) Parent shall, as soon as practicable after the Effective Time, issue to each holder of an outstanding Company Option a document evidencing the foregoing issued and substituted Parent Option by Parent. At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, each Company Option shall become fully vested pursuant to the terms and provisions of the agreement pertaining to such option and the plan (as amended and restated, if applicable) under which such option was granted. It is the intention of the parties: (1) that, subject to applicable law, the Company Options assumed by Parent qualify, following the Effective Time, as incentive stock options, as defined in Section 422 of the Code, to the extent that the Company Options qualified as incentive stock options prior to the Effective Time, (2) that each holder of a Company Option shall receive a new Parent Option which preserves (but does not increase) the excess of the fair market value of the shares subject to the option immediately before the Effective Time over the aggregate option price of such shares immediately before the Effective Time, (3) that the terms, conditions, restrictions and provisions of the Parent Option be identical to the terms, conditions, restrictions and provisions of the Company Option for which it was substituted assuming that the Parent had originally issued such Company Option for Parent Common Stock, and (4) any terms, conditions, restrictions or provisions of an option applicable to a number of shares rather than a percentage or fraction of shares should be appropriately adjusted based upon the Conversion Number. No options shall be issued by Company on or after the Effective Time under any stock option plan currently maintained by the Company.

    (b) With respect to each Company Option converted into a Parent Option pursuant to Section 5.8(a), and with respect to the shares of Parent Common Stock underlying such option, Parent shall file and keep current all requisite registration statements, on Form S-8 or other appropriate form, for as long as such options remain outstanding, which registration statement shall include a prospectus meeting the requirements of General Instruction C to Form S-8 with respect to affiliates of the Company, subject at all times to compliance with all applicable federal and state securities laws.

    (c) Except as provided in Section 4.1(b)(ix), the Company agrees that it will not grant any restricted stock, stock appreciation rights or limited stock appreciation rights and also agrees that it will not permit cash payments to holders of Company Options in lieu of the substitution therefor of Parent Options, as described in this Section 5.8.

  5.9 REASONABLE BEST EFFORTS; POOLING OF INTERESTS.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

    (b) Each of Parent and the Company agrees to take, together with their respective accountants, all actions reasonably necessary in order to obtain a favorable determination (if required) from the SEC that the Merger may be accounted for as a pooling of interests in accordance with generally accepted accounting principles.

    (c) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant or agreement made by it in this Agreement.

    (d) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the material businesses, product lines or assets of Parent or any of its Affiliates or that otherwise would have a Material Adverse Effect on Parent.

  5.10 PUBLIC ANNOUNCEMENTS. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions other than upon mutual agreement and cooperation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange. Parent and the Company also agree to reasonably cooperate regarding any written communications which relate to the transactions contemplated by this Agreement made to their employees during the period from the date hereof until the Effective Time.

  5.11 STATE TAKEOVER LAWS. If any "fair price," "business combination", "control share acquisition", or "greenmail" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to obtain or grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

  5.12 NOTIFICATION OF CERTAIN MATTERS. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  5.13 RESIGNATION OF DIRECTORS. The Company shall cause each director of the Company to resign as a director of the Company immediately after the Effective Time. Immediately thereafter, the Board of Directors of the Company shall be comprised of the individuals identified on Schedule 1.4.

  5.14 BOARD OF DIRECTORS OF PARENT. Effective at the Effective Time, the Board of Directors of Parent shall consist of eleven (11) directors (the "Directors"), that five (5) of such Directors shall have been duly appointed by Parent, five (5) of such Directors shall have been duly appointed by the Company, and one (1) Director shall have been nominated by Parent and approved by the Company (and such Director shall not be employed by either Parent, the Company, nor any Subsidiary or Affiliate thereof). Effective at the Effective Time, the Parent's Board of Directors, and the Compensation Committee of the Board of Directors, shall consist of the individuals identified on Schedule
5.14 attached hereto, and each of Richardson M. Roberts and Gregory S. Daily shall serve, together with James M. Bahin, as a Vice Chairman of Parent.

  5.15 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. For six years from and after the Effective Time, Parent agrees not to, and agrees to cause the Surviving Corporation not to, alter the provisions of the Company's Amended and Restated Charter and Bylaws relating to indemnification of officers and directors of the Company and its Subsidiaries for acts or omissions occurring at or prior to the Effective Time. Parent shall cause the Surviving Corporation to provide, for a period of six years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300 percent of the last annual premiums paid prior to the date hereof (which premiums the Company represents and warrants to be approximately $85,000), but in such case shall purchase as much coverage as possible for such amount.

                                  ARTICLE VI

                      CONDITIONS PRECEDENT TO THE MERGER

  6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

    (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by the requisite vote of shareholders of the Company in accordance with applicable law, and the Amended and Restated Charter and Bylaws of the Company, and the Share Issuance, this Agreement, and the transactions contemplated hereby (including, if applicable, any Conversion Number Adjustment pursuant to Section 7.1(g)) shall have been approved by the requisite vote of the shareholders of Parent in accordance with applicable rules of the NYSE, applicable law and the Articles of Incorporation and Bylaws of Parent.

    (b) Stock Exchange Listings. The Parent Common Stock issuable in the Merger shall have been approved for listing on the NYSE, subject to notice of issuance.

    (c) HSR and Other Approvals.

      (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

      (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

    (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose, and no action to limit, stop or prohibit the mailing of the Joint Proxy Statement to shareholders, shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

    (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

  6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

    (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of each of Parent and Sub by its Chief Executive Officer and its Chief Financial Officer to such effect.

    (b) Tax Opinion. The Company shall have received an opinion of counsel to the Company, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

      (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

      (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger; and

      (iii) except with respect to cash received in lieu of a fractional share interest, no gain or loss will be recognized by the shareholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

  In rendering such opinion, counsel to the Company shall receive and may rely upon such representations as reasonably requested by counsel to the Company from Parent, the Company, and others, including representations from Parent substantially similar to the representations in Section 2.9 hereof and representations from the Company substantially similar to the representations in Section 3.9 hereof.

    (c) Pooling Opinion. The Company shall have received the opinion of Price Waterhouse LLP, dated as of the date on which the Registration Statement shall become effective and the Effective Time, to the effect that the Merger qualifies for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if consummated in accordance with this Agreement.

  6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

    (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

    (b) Tax Opinion. Parent shall have received an opinion of counsel to Parent, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

      (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

      (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger; and

      (iii) except with respect to cash received in lieu of a fractional share interest, no gain or loss will be recognized by the shareholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

  In rendering such opinion, counsel to Parent shall receive and may rely upon such representations as reasonably requested by counsel to Parent from Parent, the Company, and others, including representations from Parent substantially similar to the representations in Section 2.9 hereof and representations from the Company substantially similar to the representations in Section 3.9 hereof.

    (c) Pooling Opinion. Parent shall have received the opinion of Ernst & Young LLP, dated as of the date on which the Registration Statement shall become effective and the Effective Time, to the effect that the Merger qualifies for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if consummated in accordance with this Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

  7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company or Parent:

    (a) by mutual written consent of Parent and the Company;

    (b) by either Parent or the Company, if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

    (c) by either Parent or the Company, if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of written notice of the breach; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

    (d) by Parent or the Company, if: (i) the Merger has not been effected on or prior to the close of business on November 30, 1998 (the "Termination Date", subject to extension as provided herein); provided, however, that
  (A) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; and (B) the Termination Date may be extended prior to the termination hereof by written notice of either Parent or the Company to the other to a date not later than February 28, 1999, if the Merger shall not have been consummated as a result of the Company or Parent having failed by November 30, 1998 to receive all required regulatory approvals or consents with respect to the Merger necessary to satisfy the condition set forth in Section 6.1(c); or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

    (e) by Parent or the Company, if the shareholders of the Company do not approve this Agreement and the transactions contemplated hereby at the Company Shareholder Meeting or any adjournment or postponement thereof;

    (f) by Parent or the Company, if the shareholders of Parent do not approve this Agreement, the transactions contemplated hereby, and the Share Issuance at the Parent Shareholder Meeting or any adjournment or postponement thereof;

    (g) by the Company, if the product of the Conversion Number and the average closing price of Parent for the ten trading-day period immediately preceding the day which is two (2) business days before the Closing Date would result in each shareholder of the Company receiving consideration with a value of less than $15.00 per share of the Company Common Stock held by such shareholder as so measured; provided; however, that before the Company may terminate this Agreement pursuant to this Section 7.1(g), the Company shall provide written notice of such intent at least one (1) business day prior to the Closing Date. After receipt of such notice, Parent shall have until the Closing Date to notify the Company of its election to submit to its shareholders for approval a "Conversion Number Adjustment" (as defined in this Section 7.1(g)). So long as Parent secures and delivers to the Company "Revised Shareholder Agreements" (as defined herein), the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) pending the approval of Parent's shareholders of the Conversion Number Adjustment. For purposes of this
  Section 7.1(g), "Conversion Number Adjustment" shall mean the appropriate adjustment of the Conversion Number to provide that each shareholder of the Company shall receive consideration at Closing with a value equal to $15.00 per share of Company Common Stock held by such shareholder; "Revised Shareholder Agreements" shall mean those Shareholder Agreements executed by the Company and certain shareholders of Parent of even date herewith, as amended to provide that each such shareholder shall vote in favor of this Agreement, the Merger, the Share Issuance, the Parent Amendments, and the other transactions hereby contemplated, notwithstanding the adjustment of the Conversion Number pursuant to this Section 7.1(g). Notwithstanding anything to the contrary in this Section 7.1(g), the Conversion Number Adjustment mechanism described herein may be invoked only once.

    (h) by Parent, if: (i) the Board of Directors of the Company shall not have made the Company Recommendation, or shall have resolved not to make the Company Recommendation, or shall have made an Adverse Change in Recommendation, or shall have resolved to do so; (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Company Takeover Proposal, or shall have resolved to do so; or
  (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

    (i) by the Company, if: (i) the Board of Directors of Parent shall not have made the Parent Recommendation, or shall have resolved not to make the Parent Recommendation, or shall have made an Adverse Change in Recommendation, or shall have resolved to do so; or (ii) the Board of Directors of Parent shall have recommended to the shareholders of Parent any Parent Takeover Proposal, or shall have resolved to do so; or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of Parent fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

  The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

  7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.4 and the entirety of Section 5.7 and Article VIII, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

  7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  7.4 WAIVER. At any time prior to the Effective Time, the parties hereto may
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

  8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement or in any Schedule, Exhibit or instrument delivered pursuant to this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I, Section 4.4, Section 5.14, Section 5.15 and this Article VIII shall survive the Effective Time, and those set forth in the last sentence of Section 5.4, Sections 5.7 and 7.2 and this Article VIII shall survive termination.

  8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to

        NOVA Corporation
        One Concourse Parkway, Suite 300
        Atlanta, Georgia 30328
        Attention: Edward Grzedzinski
                   Chief Executive Officer
        Facsimile No.: (770) 698-1013
          with copies to:

          Long Aldridge & Norman LLP
          One Peachtree Center,
          Suite 5300 303
          Peachtree Street
          Atlanta, Georgia 30308
          Attention: David M. Ivey, Esq.
          Facsimile No.: (404) 527-4198

      (b) if to the Company, to

          PMT Services, Inc.
          3841 Green Hills Village Drive
          Nashville, Tennessee 37215
          Attention: Richardson M. Roberts
                     Chief Executive Officer
          Facsimile No.: (615) 254-1501

          with copies to:

          Waller Lansden Dortch & Davis,
            a Professional Limited Liability Company
          511 Union Street, Suite 2100
          Nashville, Tennessee 37219
          Attention: J. Chase Cole, Esq.
          Facsimile No.: (615) 244-6804

  8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

  8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, except as provided in the last sentence of Section 5.4, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  8.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably waives its right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the actions of Parent, the Company, or Sub in the negotiation, administration, performance and enforcement thereof.

  8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

  8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

  8.9 ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          "PARENT:"

                                          NOVA CORPORATION

                                          By: _________________________________
                                                   Edward Grzedzinski
                                                 Chief Executive Officer

                                          "SUB:"

                                          CHURCH MERGER CORP.

                                          By: _________________________________
                                                   Edward Grzedzinski
                                                 Chief Executive Officer

                                          "COMPANY:"

                                          PMT SERVICES, INC.

                                          By: _________________________________
                                                  Richardson M. Roberts
                                                 Chief Executive Officer

                                                                    EXHIBIT 5.3

  Similarly Situated Employees. The parties hereto agree it is their intent that, from and after the Closing and subject to applicable law, the employees of the Surviving Corporation and the employees of Parent, to the extent such employees are similarly situated, shall have substantially equivalent benefits (the "Similarly Situated Intent"), subject to the following understanding: (1) immediately after the Closing, the Surviving Corporation (which will, as a result of the Merger, become a wholly-owned subsidiary of Parent) and Parent shall continue to maintain their separate respective plans (including employee benefit plans), programs and arrangements for their respective employees pursuant to the transactions contemplated by this Agreement, and (2) in furtherance of the Similarly Situated Intent, the Surviving Corporation and Parent may, from and after the Closing, take such steps as are reasonable and appropriate to carry out the Similarly Situated Intent by having their employees participate in unified plans (whether by plan mergers, adoption of plans by a company, and/or modification of the eligibility provisions of existing plans), by modifying existing separate plans so that they thereafter provide substantially equivalent benefits, and/or by taking other measures consistent with the Similarly Situated Intent, as the then current management of the Surviving Corporation and Parent shall determine in their discretion. The provisions hereof are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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